UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported May 20, 2020

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530) 283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock, no par value	PLBC	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Plumas Bancorp held on May 20, 2020, the shareholders voted on (i) the election of ten directors for the next year and (ii) the ratification of the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2020. These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal #1: Election of Directors

On the proposal to elect Directors of Plumas Bancorp, the Board of Director’s nominees were elected as Directors of Plumas Bancorp until the 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The voting results were as follows:

Nominee	Votes For Nominee	Votes Withheld or Against Nominee	Abstentions	Broker Non- Votes
Michonne R. Ascuaga	2,950,372	13,458	n/a	1,475,536
Steven M. Coldani	2,946,003	17,827	n/a	1,475,536
William E. Elliott	2,918,592	45,238	n/a	1,475,536
Gerald W. Fletcher	2,925,803	38,027	n/a	1,475,536
Heidi S. Gansert	2,950,172	13,658	n/a	1,475,536
Richard F. Kenny	2,920,886	42,944	n/a	1,475,536
Robert J. McClintock	2,918,792	45,038	n/a	1,475,536
Terrance J. Reeson	2,914,194	49,636	n/a	1,475,536
Andrew J. Ryback	2,926,702	37,128	n/a	1,475,536
Daniel E. West	2,925,302	38,528	n/a	1,475,536

Proposal #2: Ratification of the Appointment of Independent Auditors

On the proposal for the ratification of the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2020 the voting results were as follows:

For	Against	Abstain
4,414,420	3,960	20,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

May 21, 2020	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock Title: Chief Financial Officer